                                                                   EXHIBIT 10.15

                                      *** Text Omitted and Filed Separately
                                          Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                          200.83 and 230.406



                          PACKETVIDEO-SANYO AGREEMENT

                THIS PACKETVIDEO-SANYO AGREEMENT ("Agreement") is made and entered into as of February 24, 2000 ("Effective Date") by and between PACKETVIDEO CORPORATION, a Delaware Corporation with its principal offices at 10350 Science Center Drive, Suite 140, San Diego, CA 92121 ("PacketVideo"), and SANYO NORTH AMERICA CORPORATION, a corporation with a division known as SANYO MULTIMEDIA CENTER USA having offices at 2010 N. First Street, Suite 500, San Jose, CA 95131 ("Sanyo").

                WHEREAS, PacketVideo has developed certain software ("Software") and know-how related to the optimum hardware and software design for wireless multimedia communication terminals;

                WHEREAS, Sanyo wishes to engage PacketVideo to develop standards-based wireless video-display devices ("Devices"), as set forth in this Agreement;

                NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the parties hereby agree as follows:

1.      ENGINEERING SERVICES.

        1.1 GENERAL. In order to accelerate Sanyo's development and commercial shipment of the Device, PacketVideo will use commercially reasonable efforts to deliver to Sanyo the specific engineering deliverable(s) ("Deliverable(s)") set forth on Exhibit A according to the schedule set forth therein. Exhibit A may be amended or modified by supplementary addendums agreed to by both parties hereto and attached hereto. PacketVideo will provide such resources and utilize such employees and/or consultants as it deems necessary to carry out such work. Sanyo agrees to provide PacketVideo with such information, materials, and technology owned or controlled by Sanyo as PacketVideo reasonably requires and as Sanyo concurs, is required, in order to create and deliver the Deliverable(s). The manner and means used by PacketVideo to perform is obligations under this Agreement are in the sole discretion and control of PacketVideo. All work will be performed at PacketVideo's facilities except as may be reasonably required by the nature of the work.

        1.2 ACCEPTANCE OF DELIVERABLES BY SANYO. Sanyo will test each Deliverable [...***...] within [...***...] days of receipt ("Testing Period") to verify that each Deliverable conforms to the mutually agreed upon requirements. ("Requirements") in all material respects. If Sanyo notifies PacketVideo in writing within [...***...] days after completion of the Testing Period (the "Notice Period") that the Deliverables conform to the Requirements in all material respects, or if Sanyo fails to respond in writing within the Notice Period, Sanyo will be deemed to have accepted the Deliverables. If, however, Sanyo reasonably determines that the Deliverables do not conform to the Requirements in all material respects, Sanyo will notify PacketVideo in writing, and PacketVideo will have [...***...] days (the "Correction Period") in which to correct the Deliverables and to resubmit the Deliverables to Sanyo for additional testing. If, upon conclusion of such additional testing, Sanyo again reasonably determines that the Deliverables do not conform to the Requirements in all material respects, then the parties will meet and negotiate in good faith to extend the Correction Period in order to allow PacketVideo to correct and resubmit the Deliverables. If the parties are unable to reach an agreement within [...***...] days regarding such an extension of the Correction Period, then Sanyo will have the right to terminate this Agreement in accordance with the terms of Section 6. Sanyo agrees not to use any Deliverable other than in a testing environment prior to acceptance of such Deliverable. The day on which Sanyo accepts (or is deemed to have accepted) the Deliverables shall be referred to as the "Deliverable Acceptance Date." Notwithstanding any other provision of this Agreement, and so long as PacketVideo makes a good faith effort to timely provide the Deliverables in accordance with the Requirements, Sanyo agrees that this Section 1.2 represents Sanyo's sole and exclusive remedy with respect to failure of the Deliverables to conform to the Requirements.

2.      PACKETVIDEO LICENSES.

        2.1 DEVELOPMENT. Subject to the terms and conditions of this Agreement, PacketVideo hereby grants Sanyo a nonexclusive, royalty-free, worldwide license (with the right to grant sublicenses approved in advance by PacketVideo) under all PacketVideo IP Rights to (1) use the Software at Sanyo's facilities in the Territory for development, testing, demonstration and training of its personnel in furtherance of the Agreement and (2) use and modify the Deliverables (including any software in the Deliverables other than the Software) at Sanyo's facilities in the Territory for development, testing, demonstration and training of its personnel in furtherance of the Agreement. With respect to any Sanyo IP Rights embodied in the Deliverables, and subject to the terms and conditions of this Agreement, Sanyo hereby grants to PacketVideo a nonexclusive royalty-free license to use and publicly display by all means now known or later developed, such rights in the Territory in connection with the

*** Confidential Treatment Requested

                                 SANYO AGREEMENT



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Deliverables. For purposes of this Agreement, "Territory" shall mean those countries that are signatories to the Berne Convention on the Protection of Literary and Artistic Works and/or the Universal Copyright Convention, along with additional countries specifically authorized in writing by PacketVideo

        2.2 DISTRIBUTION. Subject to Sanyo's acceptance of the Deliverables and payment of the fees set forth herein, effective as of the [...***...] Deliverable Acceptance Date, during the term of this Agreement PacketVideo hereby grants Sanyo a nonexclusive [...***...] license, with the right to grant sublicenses approved in advance by PacketVideo, to make, have made, use, market, sell, offer for sale, import, export, reproduce and distribute through distribution channels selected by Sanyo the Deliverables (including any software in the Deliverables other than the Software and any modifications thereof) and the Software in object code format in the Territory solely as an embedded component of Devices.

        2.3 DOCUMENTATION AND CONTRACT MANUFACTURE. Upon completion of the final documentation ("Documentation") for the Device, and subject to the foregoing conditions, PacketVideo grants to Sanyo a nonexclusive, license to reproduce the Documentation in the Territory solely: (i) to distribute the End User portions of the Documentation with the Device, (ii) for use by Sanyo and its resellers in the in connection with the support of the Device and (iii) to make, use, test, develop or have the Device(s) made. Except as expressly authorized in writing by PacketVideo, Sanyo may sublicense its right to distribute the Software and Documentation only to third party contract manufacturers of the Device who agree in writing to be bound by the terms of this Agreement, including, but not limited to, confidentiality restrictions substantially similar to those contained herein.

        2.4 TRADEMARK. PacketVideo hereby grants to Sanyo a non-exclusive, non-transferable royalty-free license to use the applicable PacketVideo trademarks and logos ("Trademarks") in the Territory in connection with the marketing and promotion of the Devices. Sanyo agrees to cooperate with PacketVideo in facilitating PacketVideo's monitoring and control of the nature and quality of the Device(s), and to supply PacketVideo with specimens of use of the Trademarks upon request. Sanyo understands and agrees that the use of any Trademark in connection with this Agreement shall not create any right, title or interest in or to the use of the Trademark and that all such use and goodwill associated with the Trademark will inure to the benefit of PacketVideo. Sanyo agrees not to register or attempt to register any Trademarks.

        2.5 RESTRICTIONS. Except as necessary in order to carry out the development activities hereunder, Sanyo shall not transmit or distribute (nor shall it sublicense others to transmit or distribute) the Software (or any portion thereof) via the Internet or any other dial-up, remote access, or on-line service unless specifically authorized in writing by PacketVideo. Sanyo agrees not to remove or obliterate any copyright, trademark or proprietary rights notices of PacketVideo or its suppliers from the Software or Documentation and shall reproduce all such notices on all authorized copies of the Software or Documentation. Sanyo shall not modify (except for sample files and other software in source code format included as part of the standard PacketVideo developer's toolkit), translate, disassemble, decompile, reverse engineer or cause or allow discovery of the source code of the Software in any way. In addition, and along with any Sanyo copyright notice provided on the Device, Sanyo shall include a copyright notice in a start-up or "About" screen of the Device (or equivalent) indicating that the Software is a product of PacketVideo Corporation.

3.      ADDITIONAL COMMERCIAL TERMS.

        3.1 PAYMENT. [...***...]

        3.2 TAXES. The amounts payable to PacketVideo set forth on Exhibit A are exclusive of any sales, or use or other taxes or governmental charges. Sanyo shall be responsible for payment of all such taxes or charges except for any taxes based solely on PacketVideo's net income. If Sanyo is required to pay any taxes based on this Section 3.2, Sanyo shall pay such taxes with no reduction or offset in the amounts payable to PacketVideo hereunder except for taxes based solely on PacketVideo's net income.


*** Confidential Treatment Requested

                                 SANYO AGREEMENT

                                       2.




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        3.3 MOST FAVORED LICENSEE PRICING. In the event that PacketVideo offers software substantially similar to the Software to any other customer at prices lower than those charged to Sanyo, PacketVideo shall notify Sanyo in writing of such prices, and extend to Sanyo such prices retroactively effective from the date of offer thereof to such other customer. Notwithstanding the foregoing, in the event that such other customer's more favorable prices result from different terms (including, without limitation, product features, shipment volumes, duration of contract, support and maintenance terms and co-marketing obligations), Sanyo agrees that Sanyo shall, upon notice and the provision of reasonable detail by PacketVideo, agree to amend this Agreement to reflect terms substantially similar to such different terms prior to, and as a condition of, receiving such prices. [...***...]

        3.4 SOFTWARE ORDERS, RECORDS AND REPORTS. Sanyo shall keep complete and accurate records relating to its commercial use and distribution of the Software in accordance with generally accepted accounting principles and standard business practices in existence at Sanyo. Within thirty (30) days after each calendar quarter, Sanyo shall provide PacketVideo with a written sales report in a form agreed to by the parties. To assure compliance with the payment and reporting requirements of this Agreement, PacketVideo's independent auditors and/or accountants may inspect Sanyo's applicable records from time to time, but no more frequently than once per year. In the event any inspection of Sanyo's records indicates an underpayment of an amount equal to or greater than five percent (5%) of any amounts due hereunder, Sanyo shall promptly reimburse PacketVideo for all reasonable expenses of such auditors and/or accountants associated with such inspection along with the deficient amounts; otherwise, all expenses of PacketVideo and such auditors and/or accountants associated with any such inspection shall be borne exclusively by PacketVideo. PacketVideo agrees to maintain all information obtained from any such inspection in strict confidence and not to use it for any purpose other than to verify the amounts due hereunder.

4.      INTELLECTUAL PROPERTY OWNERSHIP, RIGHTS AND RESTRICTIONS.

        4.1 DEFINITION. As used herein, the term "IP Rights" means recognized protectable intellectual property including: patents and applications, copyrights, trademarks, trade secrets, mask works, industrial design rights, know how, methodologies, and any and all other legal rights protecting intangible proprietary information. Examples of inventions, innovations, and developments that may contain protectable IP Rights include: formulas, algorithms, methods, processes, databases, computer networks and their parts, computer languages, scripts, computer programs and their documentation, encoding techniques, articles, writings, works of authorship, and improvements.

        4.2 OWNERSHIP AND TITLE.

                (a) IP RIGHTS. All IP Rights that are owned or controlled by a party at the commencement of this Agreement shall remain under the ownership or control of such party throughout the term of this Agreement and thereafter. PacketVideo shall retain ownership of the Software and all PacketVideo IP Rights embodied or contained in the Deliverables. Sanyo shall retain ownership of all Sanyo IP Rights, if any, embodied in the Deliverables. Any new specifically, identifiable inventions (including any IP Rights therein) within the scope of the Deliverables that are invented as a result of the contribution of both parties during the term of this Agreement shall be jointly owned by the parties and each party shall have the unrestricted right to use and otherwise exploit such technology without a duty to account to the other party. All rights not expressly granted hereunder are reserved by the parties.

                (b) DELIVERABLES. PacketVideo shall transfer title and ownership to Sanyo of the physical embodiment of the Deliverables (except for any Software and IP Rights contained therein) as of the applicable Deliverable Acceptance Date.

        4.3 INDEMNIFICATION. Each party represents and warrants that it has the ability to enter into this Agreement. Each party (the "Indemnifying Party") agrees to indemnify, defend and hold the other party, its affiliates, successors and assigns (the "Indemnified Party") harmless from all settlements, costs (including reasonable attorneys fees) and direct damages awarded to a third party arising out of a claim that any software or materials provided by the Indemnifying Party hereunder infringes or misappropriates any intellectual property right of any third party under the law of any country in the Territory; provided, however, that neither party shall be responsible for the normative portions of the 3G standard that are required for interoperability purposes (e.g. ISO MPEG-4, GSM-AMR, H.223 Annex B, H.245 Version 6. etc). Such obligation is subject to the following conditions (i) the Indemnified Party shall notify the Indemnifying Party in writing within thirty (30) days of the date it first becomes aware of a claim; (ii) the Indemnifying Party has sole control of the settlement, compromise, negotiation and defense of any such action; and (iii) the Indemnified Party gives the Indemnifying Party all reasonably available information, assistance and authority, at the Indemnifying Party's expense, to enable the Indemnifying

*** Confidential Treatment Requested

                                 SANYO AGREEMENT

                                       3.



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Party to do so. THE FOREGOING STATES THE ENTIRE AND EXCLUSIVE OBLIGATION OF
EITHER PARTY RELATING TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES TO THIS AGREEMENT.

        4.4 NO DUTY TO COMMERCIALIZE; RIGHT TO CONTINUE DEVELOPMENT. Sanyo shall determine in its sole and exclusive discretion whether or not Sanyo wishes to commercialize, to continue commercializing or to stop commercializing Devices arising out of this Agreement. The foregoing notwithstanding, each party acknowledges that other party has extensive expertise, experience, and proprietary technology in the field of multimedia communication software and hardware ("Field"). Subject to each party's compliance with the confidentiality provisions of this Agreement, nothing in this Agreement will restrict or limit either party at any time from developing, using, marketing, licensing, offering for sale, or selling products and services that are similar or related to the Device or the Deliverables. Each party acknowledges that the employees of the other party may be under contractual obligations to disclose any inventions, innovations or developments made during the term of their employment, including any inventions or innovations that arise and are conceived by such employees in connection with performance of its obligations under this Agreement.

5.      WARRANTIES AND SOFTWARE MAINTENANCE.

        5.1 DELIVERABLE WARRANTY. PacketVideo warrants to Sanyo that for a period of [...***...] days from the Deliverable Acceptance Date that the Deliverables shall perform substantially in accordance with the Requirements. Sanyo's sole and exclusive remedy shall be for PacketVideo to use its best efforts to correct the Deliverables. This warranty shall not apply to Deliverables that have been modified by Sanyo or by any party other than PacketVideo. EXCEPT AS SET FORTH IN THIS SECTION, PACKETVIDEO AND ITS SUPPLIERS MAKE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. PacketVideo does not warrant that use of the Deliverables will be error-free, secure or uninterrupted. The Deliverables are warranted only to Sanyo, and Sanyo shall not extend any warranties for or on behalf of PacketVideo or PacketVideo Licensors to End Users, Resellers or any other third parties.

        5.2 SOFTWARE WARRANTY. Effective upon the first commercial shipment, if any, of Devices, PacketVideo warrants to Sanyo that for a period of [...***...] from delivery of commercial Software to Sanyo for shipment that the Software shall substantially perform in accordance with PacketVideo's then-current Documentation. Sanyo's sole and exclusive remedy shall be for PacketVideo to correct the Software or, if PacketVideo is unable to provide a reasonable work-around for the error, PacketVideo shall accept the return of the defective Software in Sanyo's possession and PacketVideo shall refund the license fee paid by Sanyo for such defective Software. This warranty shall not apply to any Software which has been modified by Sanyo or by any party other than PacketVideo, or which has been improperly installed or used in any manner other than as authorized under this Agreement. EXCEPT AS SET FORTH IN THIS SECTION, PACKETVIDEO AND ITS SUPPLIERS MAKE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. PacketVideo does not warrant that use of the SOFTWARE will be error-free, secure or uninterrupted. The Software is warranted only to Sanyo, and Sanyo shall not extend any warranties for or on behalf of PacketVideo or PacketVideo Licensors to End Users, Resellers or any other third parties.

        5.3 SOFTWARE SUPPORT. Following first commercial shipment, if any, of Devices, Sanyo shall receive technical assistance, support and maintenance on PacketVideo's then-current standard terms and conditions approved in advance in writing by Sanyo. Sanyo acknowledges its responsibility to provide first line support to end users and resellers. Any such requests directed to PacketVideo may be referred to Sanyo. All items delivered by PacketVideo to Sanyo in providing such support, including any error corrections and updates shall be subject to all terms and conditions of this Agreement.

6.      TERM AND TERMINATION

        6.1 TERM. This Agreement will commence on the Effective Date and, unless terminated earlier pursuant to the terms of this Agreement or extended by the mutual written agreement of the parties, shall continue in force until [...***...].

        6.2 TERMINATION. This Agreement may be terminated (a) by either party upon thirty (30) days' prior written notice if the other party materially breaches any term hereof and the breaching party fails to cure such breach within the 30-day period; (b) [...***...]

*** Confidential Treatment Requested

                                 SANYO AGREEMENT

                                       4.



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[...***...] (d) by either party in the event of bankruptcy proceedings involving the other party to the Agreement; and (e) by either party in the event of an Acquisition (as defined in Section 9.10 below) of the other party. [...***...].

        6.3 EFFECT OF TERMINATION. Each party's obligations, as appropriate, under Sections 2.4, 3, 4, 5 (disclaimer only), 6, 7, 8 (except for 8.4) and 9 of the Agreement will survive termination or expiration of the Agreement. Within thirty (30) days after termination of this Agreement for any reason, PacketVideo will submit to Sanyo an itemized invoice for any fees or expenses properly due and owing under this Agreement prior to the date of such termination and Sanyo shall pay the amount invoiced in accordance with Section 3 for those Deliverables which have been accepted by Sanyo and for which PacketVideo has received full payment as set forth on Exhibit A. Sanyo will retain the right to use for internal development purposes such accepted Deliverables and all other licenses granted by the parties hereunder will immediately terminate. In such event, Sanyo shall immediately cease using, marketing, reproducing and distributing the Software and shall return all copies thereof to PacketVideo, along with a certification signed by an officer of Sanyo under penalty of perjury stating that no copies have been retained by Sanyo other than as provided herein; provided, however, that (subject to payment of the applicable royalties hereunder in accordance with Section 3.3 herein) Sanyo shall have the right to distribute all copies of the Software which are then installed on Devices in its inventory on the effective date of termination; and Sanyo shall have the right to continue to use the Software internally at no additional charge upon execution of PacketVideo's then-current applicable end user agreement to support end users of Devices.

7.      LIMITATIONS ON LIABILITY

        7.1 DISCLAIMER. PACKETVIDEO'S TOTAL, CUMULATIVE LIABILITY TO SANYO WITH RESPECT TO THIS AGREEMENT AND THE DELIVERABLES AND THE SOFTWARE, AND FOR ANY AND ALL CAUSES OF ACTION UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY SANYO TO PACKETVIDEO HEREUNDER. IN NO EVENT WILL PACKETVIDEO BE LIABLE TO CUSTOMER FOR LOSS OF PROFITS, INTERRUPTION OF BUSINESS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF PACKETVIDEO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        7.2 LIMITATION ON CLAIMS. No action, regardless of form, arising from this Agreement may be brought by either party more than one year after the cause of action has accrued.

8.      CONFIDENTIALITY AND PUBLICITY

        8.1 DEFINITION. By virtue of this Agreement, each party hereto may have disclosed or will disclose to the other party information concerning the subject matter of this Agreement that is confidential and otherwise proprietary. Subject to the exceptions listed below, a party's "Confidential Information" shall be defined as information disclosed by the party to the other party pursuant to this Agreement and clearly marked or otherwise clearly designated as "confidential" or the equivalent. Without limiting the foregoing, and without regard to marking or labeling, Confidential Information shall include the specifications and requirements for the Deliverables. However, a party's Confidential Information will not include any information that: (a) is or becomes a part of the public domain through no wrongful act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party by employees or agents without access to the disclosing party's Confidential Information.

        8.2 NONDISCLOSURE AND NONUSE. Beginning on the Effective Date and ending [...***...] years after receipt thereof, each party agrees to hold the other party's Confidential Information in strict confidence, not to disclose such Confidential Information to third parties not authorized by the disclosing party to receive such Confidential Information, and not to use such Confidential Information for any purpose except as expressly permitted hereunder. "Third parties" in this context shall not include Sanyo's parent and affiliates who agree to maintain the confidentiality of such Confidential Information on the same basic terms and conditions as set forth herein. Each party agrees to take reasonable steps to protect

*** Confidential Treatment Requested


                                 SANYO AGREEMENT

                                       5.
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the other party's Confidential Information to ensure that such Confidential
Information is not disclosed, distributed or used in violation of the provisions of this Agreement. The foregoing prohibition on disclosure of Confidential Information will not apply to the extent certain Confidential Information is required to be disclosed by the receiving party (a) as a matter of law or by order of a court, provided that the receiving party uses reasonable efforts to provide the disclosing party with prior notice of such obligation to disclose and reasonably assists in obtaining a protective order therefore and (b) in connection with performing tasks pursuant to the terms and conditions of this Agreement.

        8.3 RESIDUALS. As used herein, the term "Residuals" means information in non-tangible form that is or may be inadvertently retained in the unaided memories of persons who have had rightful access to the Confidential Information of a party, including ideas, concepts, know-how or techniques contained therein but not including information relating to personnel or financial information. Each party acknowledges and agrees that the other party may utilize for any purpose any Residuals resulting from rightfully performing its obligations hereunder.

        8.4 PUBLICITY. Notwithstanding anything contained in this Section 8, the parties will cooperate on the public relations and co-marketing activities described on Exhibit A and each party shall have the right to engage in the activities set forth therein.

9.      GENERAL

        9.1 INDEPENDENT CONTRACTOR. Each party is an independent contractor, and nothing contained in this Agreement will be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the parties. Neither party may take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other party and neither party will have any power or authority to bind the other party to assume or create any obligation or responsibility express or implied on the other party's behalf or in its name.

        9.2 NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Any such notices sent to PacketVideo must be addressed to the attention of its General Counsel. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

        9.3 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this Agreement, any material breach of this Agreement will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching party will therefore be entitled to seek timely injunctive relief to protect such party's rights under this Agreement in addition to any and all remedies available at law.

        9.4 FORCE MAJEURE. The parties hereto shall not be liable for any loss, damage, or penalty arising from delay due to acts of God, riot, fires, strikes, legal restrictions, governmental actions, or any other casualty or cause beyond the control of the parties hereto.

        9.5 EXPORT LAWS AND REGULATIONS. The parties agree to adhere to applicable U.S. Export Laws and Regulations and that absent any required authorization for the U.S. Department of Commerce's Bureau of Export Administration ("BXA"), they will not knowingly export or re-export (as defined in Part 772 of the BXA Regulations), directly or indirectly, through their affiliates, licensees, employees or subsidiaries, any of the Deliverables or Confidential Information (or any product, process, or service resulting directly therefrom) to any country restricted by U.S. law or government order.

        9.6 GOVERNING LAW AND VENUE. This Agreement will be governed by and interpreted in accordance with the federal and state laws of the State of California as such laws apply to contracts made between California residents to be performed entirely within California. Any suit, action or proceeding arising from or relating to this Agreement must be brought in a federal court in the Southern District of California or in state court in San Diego County, California, and each party irrevocably consents to the jurisdiction and venue of any such court in any such suit, action or proceeding.

        9.7 LEGAL FEES. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, each party in such proceeding shall pay its own attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding.


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                                       6.



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        9.8 WAIVER. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

        9.9 SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

        9.10 ASSIGNMENT. This Agreement is not assignable by either party without the prior written consent of the other party, except that without securing such prior consent, each party may assign this Agreement and its rights and obligations hereunder in whole or in part upon written notice (including the written agreement of the assignee to be bound by the terms and conditions hereof) to any (i) direct or indirect parent, subsidiary, or affiliate of such party or (ii) successor of such party by way of merger or consolidation or the acquisition of all or substantially all of the business and assets of the assigning party (or business division or unit of such party) relating to this Agreement (an "Acquisition"). Any other attempt to assign any of the rights, duties, or obligations of this Agreement will be void and of no effect. For purposes of this paragraph, an "affiliate" of a party means any entity directly or indirectly controlling, controlled by, or under common control with such party, where "control" means ownership of at least fifty percent (50%) of the equity or beneficial interests of such entity or party. This Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties.

        9.11 FULL POWER. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement.

        9.12 CONSTRUCTION. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to."

        9.13 ENTIRE AGREEMENT AND AMENDMENT. Except for any written agreement(s) entered into by the parties hereto dated on the same date as, or on a subsequent date to, the Effective Date of this Agreement, this Agreement together with the Exhibits completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements (including, but not limited to, the [...***...] Non-disclosure Agreement), or other prior communications between the parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts and may be amended only in a document signed by both parties. Facsimile signatures are deemed equivalent to original signatures for purposes of this Agreement.



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                                 SANYO AGREEMENT

                                       7.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

EXECUTED BY SANYO NORTH AMERICA CORPORATION:

Signature: /s/  Dr. Masahisa Shimizu
          ---------------------------------

Name:     Dr. Masahisa Shimizu
          ---------------------------------

Title: General Manager for SANYO Multimedia Center USA, a division of SANYO North America Corporation
          ----------------------------------------------------------------------

Date:     02/24/2000
          ---------------------------------

EXECUTED BY PACKETVIDEO CORPORATION:

Signature: /s/  Jim Brailean
          ---------------------------------

Name:     Dr. Jim Brailean
          ---------------------------------

Title:    President
          ---------------------------------

Date:     03/03/2000
          ---------------------------------



                                 SANYO AGREEMENT

                                        8.

                                    EXHIBIT A
                           PACKETVIDEO-SANYO AGREEMENT

DESCRIPTION OF ENGINEERING DELIVERABLE(S)

[...***...]


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                                 SANYO AGREEMENT

                                       9.

[...***...]

PUBLICITY AND CO-MARKETING OBLIGATIONS

        1.      CO-BRANDING

Sanyo will place a PacketVideo logo on the outside of the packaging of each commercial version of the Device. Size, color and placement shall be reviewed and approved (such approval not to be unreasonably withheld or delayed) by the parties prior to first commercial shipment. The parties will also cooperate to develop additional collateral marketing material. PacketVideo "splash screen" to appear upon launch of the Software.

        2.      WEBSITE LINKS

The parties will provide mutual hot links between Sanyo's home page(s) for the commercial version of the Device and the appropriate sections of the PacketVideo home page.

        3.      TRADE SHOWS

Each party will provide reasonable support of trade shows and other events, if any, requested by the other party to highlight the introduction of the Device.

        4.      SAMPLE UNITS

Sanyo agrees to deliver to PacketVideo ten (10) complementary units of the commercial version of the Device upon release to shipment. PacketVideo shall have the right to use such Devices internally and to demonstrate such Devices to existing and potential customers for marketing purposes.

        5.      PRESS RELEASE


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                                 SANYO AGREEMENT

                                      10.

PacketVideo may issue a press release relating to the Agreement in a form reasonably acceptable to Sanyo on or before February 25, 2000. Such release shall state that the parties are working together to develop prototype wireless videophones based on PacketVideo software with the goal of moving such units into production as next generation wireless networks come online. PacketVideo may reuse this press release (without change) without further approval from Sanyo.

        6.      MULTIMEDIA FORUM

At PacketVideo's request, Sanyo will participate as a member of the wireless multimedia industry group in formation currently known as the Wireless Multimedia Forum.



                                 SANYO AGREEMENT

                                      11.